                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc., of information from the reserve report(s) prepared by us relating to the oil and gas reserves of KCS Energy, Inc. at year-end 1996 in conformance with guidelines of the Securities and Exchange Commission (SEC). We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.

                                            /s/ H.J. GRUY AND ASSOCIATES, INC.
                                            H.J. Gruy and Associates, Inc.

Houston, Texas
November 14, 1997

                                        3